EXHIBIT 10.1









                               GENERAL MILLS, INC.

                STOCK OPTION AND LONG-TERM INCENTIVE PLAN OF 1988







                        As Amended Through June 27, 1994


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                               GENERAL MILLS, INC.

                STOCK OPTION AND LONG-TERM INCENTIVE PLAN OF 1988



   1.      PURPOSE OF THE PLAN

           The purpose of the General Mills, Inc. Stock Option and Long-Term Incentive Plan of 1988 (the "Plan") is to attract and retain strong management employees by rewarding certain officers and key employees of General Mills, Inc. (the "Corporation") and its subsidiaries who are primarily responsible for the management, growth and sound development of the business of the Corporation.


   2.      EFFECTIVE DATE OF PLAN

           This Plan shall become effective as of September 26, 1988, subject to the approval of the stockholders of the Corporation at the Annual Meeting on September 26, 1988.


   3.      ADMINISTRATION OF THE PLAN

           The Plan shall be administered by the Compensation Committee (the "Committee"). The Committee shall be made up of non-management members of the Board of Directors (the "Board") appointed in accordance with the Corporation's Certificate of Incorporation. The Committee shall have authority to adopt rules and regulations for carrying out the purpose of the Plan, select the employees to whom grants will be made, the number of shares to be optioned or awarded and interpret, construe and implement the provisions of the Plan; provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the 1934 Act (or any successor provisions) provided by Rule 16b-3, the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion, as it relates to persons not subject to Section 16 of the 1934 Act, or any successor provision. Decisions of the Committee (or its delegate as permitted herein) shall be final, conclusive and binding upon all parties, including the Corporation, stockholders and optionees.


   4.      COMMON STOCK SUBJECT TO THE PLAN

           The shares of Common Stock of the Corporation ($.10 par value) to be issued upon exercise of a Stock Option, as Restricted Stock, or upon expiration of the restricted period for Restricted Stock Units, may be made available from the authorized but unissued Common Stock, shares of Common Stock held in the treasury, or Common Stock purchased on the open market or otherwise.

           Approval of the Plan by the stockholders of the Corporation shall constitute authorization to use such shares for the Plan, subject to the discretion of the Board or as such discretion may be delegated to the Committee.

           The Committee, in its discretion, may require as a condition to the grant of Stock Options, Restricted Stock or Restricted Stock Units, the deposit of Common Stock ("Deposit Shares") by the person receiving such grant, and the forfeiture of such Stock Options, Restricted Stock or Restricted Stock Units, if such deposit is not made or maintained during the option period or the applicable restricted period. Such shares of deposited Common Stock may not be otherwise sold, exchanged, transferred, pledged or disposed of during the applicable option period or restricted period. The Committee may also determine whether any shares issued in respect of a Stock Option shall be restricted in any manner.

           Subject to the provisions of the next succeeding paragraph, the maximum aggregate number of shares originally authorized under the Plan for which Stock Options, Restricted Stock and Restricted Stock Units could be granted under the Plan was 6,000,000 shares. As of September 20, 1993, and subject to the provisions of the next succeeding paragraph, there remain 798,050 shares authorized to be issued under the Plan (as adjusted for stock splits). If a Stock Option granted under the Plan is terminated without having been exercised in full, the unpurchased shares shall become available for grant to other employees, except when a Non-Qualified Stock Option is terminated as a result of a withdrawal from an optionee's Performance Unit Account.

           The number of shares subject to the Plan, the outstanding options, the outstanding Restricted Stock, the outstanding Restricted Stock Units and the exercise price per share of outstanding options may be appropriately adjusted by the Committee in the event that:

                (i) the number of outstanding shares of Common Stock of the Corporation shall be changed by reason of split-ups, combinations or reclassifications of shares;

                (ii) any stock dividends are distributed to the holders of Common Stock of the Corporation; or

                (iii) the Common Stock of the Corporation is converted into or exchanged for other shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization.


   5.      ELIGIBLE PERSONS

           Only persons who are officers or key employees of the Corporation or a subsidiary shall be eligible to receive grants under the Plan. No grant shall be made to any member of the Committee or any other non-employee Director.


   6.      PURCHASE PRICE OF STOCK OPTIONS

           The purchase price for each share of Common Stock issuable under a Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Corporation subject to such option on the date of grant. "Fair Market Value" as used in the Plan shall equal the mean of the high and low price of shares of the Common Stock on the New York Stock Exchange on the applicable date.


   7.      STOCK OPTION TERM

           The term of any Stock Option grant as determined by the Committee shall not exceed 10 years and 1 month from the date of that grant and shall expire as of the last day of the designated term, unless terminated earlier under the provisions of the Plan.


   8.      STOCK OPTION TYPE

           The Committee shall determine whether stock option grants will be Non-Qualified Stock Options governed by section 83 of the Internal Revenue Code of 1986, as amended (the "Code") or Incentive Stock Options governed by section 422A of the Code or stock options governed by any other newly enacted provision of the Code.


   9.      INCENTIVE STOCK OPTIONS

           No optionee may be granted an Incentive Stock Option, under this or any other stock option plan of the Corporation, with respect to which the Fair Market Value of shares subject to such Incentive Stock Option and which first become exercisable in a specified calendar year exceed $100,000. For purposes of this Section, the Fair Market Value of such shares shall be determined on the date of the grant.


  10.      PERFORMANCE UNITS

           At the time of the granting of Non-Qualified Stock Options, the Corporation may grant corresponding Performance Units to the optionee, less than or equal in number to the shares covered by the option grant.

           In each fiscal year of the Corporation in which Performance Units may be granted, the Committee shall establish goals for

                (i) the compound growth in earnings per share ("EPS") for the Corporation over 3 fiscal years (the "Performance Period"); and

                (ii) the after-tax return on average stockholder equity ("ROE") for the Corporation for the final fiscal year of the Performance Period.

           The Committee shall specify the Performance Unit values to be earned at various actual rates of EPS growth and ROE. "EPS" means the Corporation's earnings from continuing operations per common share and common share equivalent (before extraordinary items) as reported in the Corporation's financial statements included in the
           Corporation's annual report for the final fiscal year of the Performance Period. The compound growth rate in EPS shall be calculated by comparing the EPS for the final fiscal year of the Performance Period and the EPS for the fiscal year immediately preceding the Performance Period. "ROE" means the Corporation's after-tax earnings, divided by its average equity, which is the sum of beginning and ending total stockholders' equity for such fiscal year divided by 2. EPS and ROE shall be subject to such adjustments as may be determined by the Committee. An optionee shall have no vested right to the value of a Performance Unit until the end of the Performance Period, except as set forth below.

           A Performance Unit Account shall be established for each optionee for each fiscal year in which Performance Unit grants are made under the Plan. The value of the Performance Units when determined shall be credited to the optionee's Performance Unit Account, and such amount shall thereafter earn interest at an annual rate determined by the Committee; provided, that no such interest rate shall exceed two-thirds of the Corporation's "return on average capital structure," defined as earnings after-tax plus after-tax interest expense, divided by average capital structure. "Average capital structure" is the sum of beginning and ending stockholders' equity and interest bearing obligations, both current and long-term, divided by 2. The optionee's Performance Unit Account shall be credited with such interest on such Performance Units at the end of each fiscal quarter of the Corporation until:

                (i) such Performance Units are withdrawn from the Account by the optionee; or

                (ii) the corresponding Non-Qualified Stock Options have been exercised, provided that no interest shall be paid beyond the term of the corresponding Non-Qualified Stock Option.

           In the event of a Change of Control as described in Section 15, Performance Units which have not been valued shall be immediately valued at the maximum amount specified by the Committee for the pro-rata portion of the Performance Period completed to the date of the Change of Control, and credited to each optionee's Performance Unit Account.

           Performance Units may be granted commencing in fiscal year 1989, and each fiscal year thereafter until the termination of the Plan. Accruals of the Performance Units (but not the accumulating interest) shall be charged annually against the Corporation's profit sharing fund established in accordance with the resolution approved by the stockholders in 1933, as amended in 1953 and 1968.


  11.      RESTRICTED STOCK AND RESTRICTED STOCK UNITS

           A.   Grant of Awards
                With respect to awards of Restricted Stock and Restricted Stock Units, the Committee shall:

                (i) select those employees to whom awards will be made ("the Participants"), provided that Restricted Stock Units may only be awarded to those officers or key employees of the Corporation or a subsidiary who are employed in a country other than the United States;

                (ii) determine the number of shares of Restricted Stock or the number of Restricted Stock Units to be awarded;

                (iii)   determine the length of the restricted period;

                (iv) determine the purchase price, if any, to be paid by the Participant for (a) shares of Restricted Stock at the time of the award, or (b) Restricted Stock Units at the expiration of the applicable restricted period; and

                (v) determine any restrictions other than those set forth in this Section 11.

                Each Participant who receives shares of Restricted Stock shall deliver to the Corporation a stock power endorsed in blank relating to the Restricted Stock prior to issuance of Restricted Stock. A certificate for the shares of Restricted Stock shall be issued and registered in the name of the Participant and shall bear an appropriate restrictive legend. Such certificates shall be held in the custody of the Corporation until the restricted period expires or until all restrictions thereon otherwise lapse.

                Subject to the restrictions set forth in this Section 11, each Participant who receives Restricted Stock shall have all rights as a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.

                Each Participant who receives Restricted Stock Units shall be eligible to receive, at the expiration of the applicable restricted period, one share of Common Stock for each Restricted Stock Unit awarded pursuant thereto, and the Corporation shall issue to and register in the name of each such Participant a certificate for that number of shares of Common Stock. Participants who receive Restricted Stock Units shall have no rights as shareholders with respect to such Restricted Stock Units until such time as share certificates for Common Stock are issued to the Participants; provided, however, that quarterly during the applicable restricted period for all Restricted Stock Units awarded hereunder, the Corporation shall pay to each such Participant an amount equal to the sum of all dividends and other distributions paid by the Corporation on that number of shares of Common Stock during the prior quarter.

           B.   Termination of Employment
                Except when specified otherwise in this Section 11, if a Participant's employment by the Corporation or a subsidiary terminates before the expiration of the applicable restricted period for Restricted Stock or Restricted Stock Units for any reason other than disability, retirement, death, "Change of Control" (as defined in Section 15), or termination for the convenience of the Corporation, all shares of Restricted Stock and all Restricted Stock Units which are subject to restriction as of said termination date shall be forfeited by the Participant to the Corporation.

                For those shares of Restricted Stock or Restricted Stock Units which have a deposit requirement, subject to the provisions of this Section 11, a Participant will be eligible to vest only in those shares of Restricted Stock or Restricted Stock Units for which Deposit Shares are on deposit with the Corporation as of the date the Participant's employment with the Corporation terminates.

                (i)     Early Retirement
                        A Participant who takes early retirement (after age 55, but prior to age 65) during any applicable restricted period may elect either of the following alternatives with respect to Restricted Stock or Restricted Stock Units (unless any award provides otherwise):

                        (a) Leave Deposit Shares on deposit with the Corporation and vest in all shares of Restricted Stock or Restricted Stock Units, effective as of the earlier of the date the participant attains age 65 or the termination date of the applicable restricted period;

                        (b) Withdraw Deposit Shares and vest in a proportionate number of shares of Restricted Stock or Restricted Stock Units, effective as of the date the Deposit Shares are withdrawn. Such proportionate vesting shall be pro-rata, based on the number of full months of employment completed during the restricted period prior to the date of early retirement, as a percentage of the applicable restricted period.

                (ii)    Retirement
                        A Participant who retires on or after the date he or she attains age 65 shall fully vest in all shares of Restricted Stock or Restricted Stock Units, effective as of the date of retirement (unless any such award specifically provides otherwise).

                (iii)   Disability
                        A Participant who becomes permanently disabled and unable to work (as determined by the Corporation's Director of Health and Human Services) during any applicable restricted period shall vest in a proportionate number of shares of Restricted Stock or Restricted Stock Units, effective as of the date of disability. Such proportionate vesting shall be pro-rata, based on the number of full months of employment completed during the restricted period prior to the date of disability, as a percentage of the applicable restricted period.

                (iv)    Death
                        A Participant who dies during any applicable restricted period shall vest in a proportionate number of shares of Restricted Stock or Restricted Stock Units, effective as of the date of death. Such proportionate vesting shall be pro-rata, based on the number of full months of employment completed during the restricted period prior to the date of death, as a percentage of the applicable restricted period.

                (v)     Change of Control
                        In the event of a Change of Control, a Participant shall vest in all shares of Restricted Stock and Restricted Stock Units, effective as of the date of such Change of Control.

                (vi) Termination for Convenience of the Corporation In the event a Participant's employment with the Corporation is terminated for the convenience of the Corporation during any applicable restricted period, the Committee, in its sole discretion, may vest such Participant in all or any portion of shares of Restricted Stock or Restricted Stock Units, effective as of the date of such termination.

           C.   Non-Transferability
                Except as otherwise provided in Section 11, no shares of Restricted Stock and no Restricted Stock Units shall be sold, exchanged, transferred, pledged, or otherwise disposed of during the restricted period.

           D.   Withholding Taxes
                Upon the vesting of Restricted Stock or Restricted Stock Units, the Participant shall deliver to the Corporation (or foreign subsidiary) cash in an amount equal to all federal, state, and local or foreign withholding taxes required to be collected by the Corporation (or foreign subsidiary), and the Corporation (or foreign subsidiary) may, in its discretion, retain all or a portion of the shares to be delivered until such payment is made.

                Notwithstanding the foregoing, in the event the number of shares to be issued equals or exceeds 500 and to the extent permitted by law and pursuant to such rules as the Committee may adopt, a Participant may authorize the Corporation to satisfy any such withholding requirement by directing the Corporation to withhold from any shares to be issued, such number of shares as shall be sufficient to satisfy the withholding obligation.


  12.      NON-TRANSFERABILITY OF STOCK OPTIONS AND PERFORMANCE UNITS

           No Stock Option or Performance Unit granted under this Plan shall be transferable by the optionee otherwise than by the optionee's Last Will and Testament or by the laws of descent and distribution, and such Stock Option shall be exercised and Performance Units withdrawn during the optionee's lifetime only by the optionee or his or her guardian or legal representative.

  13.      EXERCISE OF STOCK OPTIONS

           Except as provided in Sections 15, 18 and 19 (Change of Control, termination or death), each Stock Option may be exercised only:

                (i) after 1 year of continued employment with the Corporation or a subsidiary (as defined in section 425(f) of the Code) immediately following the date the Stock Option is granted;

                (ii) during the optionee's employment with the Corporation or such subsidiary; and

                (iii) in such cumulative annual installments as determined by the Committee at the time of grant.

           Subject to the provisions of this Section 13, each Non-Qualified Stock Option may be exercised in whole or, from time to time, in part with respect to the number of then exercisable shares in any sequence desired by the optionee without regard to the date of grant of other Stock Options.

           An optionee exercising a Stock Option shall give notice to the Corporation of such exercise and of the number of shares elected to be purchased prior to 4:30 P.M. CST/CDT on the day of exercise, which must be a business day at the executive offices of the Corporation. At the time of purchase, the optionee shall tender the full purchase price of the shares purchased. Until such payment has been made and a certificate or certificates for the shares purchased has been issued in the optionee's name, the optionee shall possess no stockholder rights with respect to such shares. Payment of such purchase price shall be made to the Corporation, subject to any applicable rule or regulation adopted by the Committee:

                (i) in cash (including check, draft, money order or wire transfer made payable to the order of the Corporation);

                (ii) through the delivery of shares of Common Stock owned by the optionee; or

                (iii) by a combination of (i) and (ii) above.

           For determining the payment, Common Stock delivered pursuant to (ii) or (iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.


  14.      WITHHOLDING TAXES ON STOCK OPTION EXERCISE

           Each optionee shall deliver to the Corporation cash in an amount equal to all federal, state and local withholding taxes required to be collected by the Corporation in respect of the exercise of a Stock Option, and until such payment is made, the Corporation may, in its discretion, retain all or a portion of the shares to be issued.

           Notwithstanding the foregoing, to the extent permitted by law and pursuant to such rules as the Committee may adopt, an optionee may authorize the Corporation to satisfy any such withholding requirement by directing the Corporation to withhold from any shares to be issued, such number of shares as shall be sufficient to satisfy the withholding obligation.


  15.      EXERCISE OF STOCK OPTIONS IN EVENT OF CERTAIN CHANGES OF CONTROL

           Each outstanding Stock Option shall become immediately and fully exercisable for a period of 6 months following the date of the following occurrences, each constituting a "Change of Control":

                (i) if any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Corporation entitled to vote for the election of directors;

                (ii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were Directors of the Corporation just prior to such event cease to constitute a majority of the Corporation's Board of Directors; or

                (iii) the stockholders of the Corporation approve an agreement providing for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Corporation occurs.

           After such 6 month period the normal option exercise provisions of the Plan shall govern. In the event an optionee is terminated as an employee of the Corporation or a subsidiary within 2 years of any of the events specified in (i), (ii) or (iii), all outstanding Stock Options at that date of termination shall become immediately exercisable for a period of 3 months.

           With respect to Stock Option grants outstanding as of the date of any such Change of Control which require the deposit of optionee-owned Common Stock as a condition to obtaining rights: (a) said deposit requirement shall be terminated as of the date of the Change of Control and any such deposited stock shall be promptly returned to the optionee; and (b) any restrictions on the sale of shares issued in respect of any such Stock Option shall lapse.


  16.      WITHDRAWAL OF PERFORMANCE UNITS

           Performance Units (plus accrued interest) may be withdrawn only after the completion of the Performance Period, except as described in
           Section 10, and provided the optionee has remained in the employment of the Corporation during said Performance Period, except as provided in Sections 18 and 19 (termination or death). An optionee may subsequently withdraw Performance Units, without regard to the date of the grant of the Performance Units. Withdrawals must be made in whole units, including accrued interest.

           To withdraw Performance Units, the optionee shall give notice to the Corporation. Upon receipt of such notice, the Committee shall determine whether the withdrawal is to be paid in cash or by the delivery of Common Stock with a Fair Market Value on the date of withdrawal equal to the amount being withdrawn.


  17.      RELATIONSHIP OF PERFORMANCE UNITS AND NON-QUALIFIED STOCK OPTIONS

           Upon a withdrawal of Performance Units (including accrued interest), the corresponding Non-Qualified Stock Options shall terminate on a "one-for-one" basis. Upon the exercise of Non-Qualified Stock Options, the optionee's corresponding Performance Unit Account shall be decreased on a "one-for-one" basis by the value of the Performance Units, including accrued interest, on the date of such exercise. In the event Non-Qualified Stock Options are exercised prior to the completion of the Performance Period, the corresponding Performance Units shall not be valued and shall lapse on a "one-for-one" basis as of the date of such exercise.


  18.      TERMINATION OF EMPLOYMENT OR LEAVE OF ABSENCE OF AN OPTIONEE

             A.     Normal Termination
                    If the optionee's employment by the Corporation or a subsidiary terminates for any reason other than as specified in subsections B, C, D or E, the optionee's Stock Options and right to withdraw Performance Units shall terminate 3 months after such termination, and all Performance Units granted but not valued at the termination of employment shall expire on that date. If the employment by the Corporation or a subsidiary of an optionee, other than an optionee subject to Section 16 of the 1934 Act, is terminated for the convenience of the Corporation, as determined by the Committee, and, at the time of termination the sum of the optionee's age and service with the Corporation equals or exceeds 70, the Committee, in its sole discretion, may permit any stock option previously granted to the optionee under the Plan to be exercised to the full extent that such stock option could have been exercised by such optionee immediately prior to the optionee's termination and may permit such Stock Option to remain exercisable until the earlier of (i) 5 years after the date of termination, or (ii) the expiration of the Stock Option in accordance with its original term.

             B.     Death
                    If the termination of employment is due to the optionee's death, the Stock Options may be exercised or Performance Units withdrawn as provided in Section 19.

             C.     Retirement
                    If the termination of employment is due to the optionee's retirement, the optionee may exercise a Stock Option, subject to the original term of the Stock Option, within 5 years after the date of retirement, including any Stock Option granted under the Plan within the 12 months preceding such retirement and, provided further, with respect to Stock Option grants which require the deposit by the optionee of optionee-owned Common Stock as a condition to obtaining rights, any restrictions on the sale of shares issued in respect of any such Stock Option shall lapse. Performance Units granted but not valued at the date of retirement shall be valued at the end of the Performance Period as provided in Section 10 with such value being reduced by the percentage of the Performance Period not completed at the date of such retirement. In the event of such retirement, the optionee may withdraw Performance Units within such time period as the corresponding Non-Qualified Stock Option could have been exercised after the optionee's retirement.

             D.     Spin-offs
                    If the termination of employment is due to the cessation, transfer, or spin-off of a complete line of business of the Corporation, the Committee, in its sole discretion, may determine that all outstanding Stock Options granted more than 1 year prior to the date of such termination shall immediately become exercisable for a period of 2 years after the date of such termination, subject to the provisions of
                    Section 7.

             E.     Leave of Absence
                    Unless the Committee shall otherwise determine, if an optionee is placed on an unpaid leave of absence, such optionee's Stock Options and right to withdraw Performance Units shall terminate at the expiration of 3 months from the inception of said leave of absence and all Performance Units granted, but not valued, at the inception of said leave of absence shall expire on such date.

                    If an optionee is placed on an unpaid leave of absence, retires during such leave, and the Committee had decided not to terminate the optionee's right to exercise a Stock Option, right to withdraw Performance Units or the right to Performance Units granted, but not valued, at the date of the inception of said leave of absence, then such optionee may exercise a Stock Option or withdraw Performance Units in accordance with subsection C. Performance Units granted but not valued at the date of such retirement shall be valued at the end of the Performance Period as provided in Section 10 with such value being reduced by the percentage of the Performance Period not completed at the date the optionee was placed on the unpaid leave of absence.


  19.      DEATH OF OPTIONEE

           If an optionee should die while employed by the Corporation or a subsidiary, any Stock Option previously granted to the optionee under this Plan may be exercised or Performance Units withdrawn by the person designated in such optionee's Last Will and Testament or, in the absence of such designation, by the optionee's estate, to the full extent that such Stock Option could have been exercised or Performance Units withdrawn by such optionee immediately prior to the optionee's death, provided that the Stock Option is exercised or corresponding Performance Units which have been valued are withdrawn within 2 years of the optionee's death.

           Performance Units granted but not valued at the date of the optionee's death shall be valued at the end of the applicable Performance Period with such value being reduced by the percentage of the Performance Period not completed at the date of death. Such amounts must be withdrawn within the later of (i) 2 years of the optionee's death or (ii) 3 months of such valuation.

           With respect to Stock Option grants which require the deposit by the optionee of optionee-owned Common Stock as a condition to obtaining rights, in the event an optionee should die while in the employment of the Corporation or a subsidiary, said Stock Options may be exercised as provided in the first paragraph of this Section, subject to the following special conditions:

                (i) any restrictions on the sale of shares issued in respect of any such Stock Option shall cease;

                (ii) any optionee-owned Common Stock deposited by the optionee pursuant to said grant shall be promptly returned to the person designated in such optionee's Last Will and Testament or, in the absence of such designation, to the optionee's estate, and all requirements regarding deposit by the optionee shall be terminated; and

                (iii) the amount of the Stock Options deemed to be exercisable immediately prior to the optionee's death shall be as follows: (a) None, if the date of death is less than 1 year after the date of the grant; (b) 1/3, if the date of death is 1 year after the date of the grant; (c) 2/3, if the date of death is 2 years after the date of the grant; and (d) total amount, if the date of death is 3 years after the date of the grant.


  20.      AMENDMENTS OF THE PLAN

           The Plan may be terminated, modified, or amended by the Board of Directors of the Corporation.

           The Committee may from time to time prescribe, amend and rescind rules and regulations relating to the Plan. Subject to the approval of the Board of Directors, the Committee may at any time terminate, modify, or suspend the operation of the Plan, provided that no action shall be taken by the Board of Directors or Committee without the approval of the stockholders of the Corporation which would:

                (i) materially increase the number of shares which may be issued under the Plan;

                (ii) materially increase the benefits accruing to optionees and Participants under the Plan; or

                (iii) materially modify the requirements as to eligibility for participating in the Plan.

           The Board of Directors shall have authority to cause the Corporation to take any action related to the Plan which may be required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed by the Securities and Exchange Commission. Any such action shall be at the expense of the Corporation.

           No termination, modification, suspension, or amendment of the Plan shall alter or impair the rights of any optionee or Participant pursuant to a prior grant, without the consent of the optionee or Participant.


  21.      FOREIGN JURISDICTIONS

           The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction, to key employees of the Corporation who are subject to such laws and who receive grants under the Plan.


  22.      DURATION OF THE PLAN

           Grants may be made under the Plan until July 1, 1994.


  23.      NOTICE

           All notices to the Corporation shall be in writing, effective as of actual receipt by the Corporation, and shall be sent to:

           General Mills, Inc.
           Number One General Mills Boulevard
           Minneapolis, Minnesota  55426
           Attention:  Corporate Compensation
           If by Telex:  170360 Gen Mills
           If by Facsimile:  (612) 540-4925


  24.      SECTION 16 OFFICERS

           With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.



Adopted by the Board of Directors on July 25, 1988 Adopted by the Shareholders on September 26, 1988 Effective as of September 26, 1988 As amended effective March 1, 1989 As amended effective April 23, 1990 As amended effective April 22, 1991 As amended effective June 1, 1992 As amended effective September 20, 1993 As amended effective June 27, 1994





PLANS.STKOP'88
6-'94